Exhibit 10.37

Execution Copy

AGREEMENT AND AMENDMENT NO. 6

This AGREEMENT AND AMENDMENT NO. 6 (the “Agreement”) dated effective as of February 26, 2016 (the “Effective Date”) is among CARBO Ceramics Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as swing line lender (the “Swing Line Lender”), and as issuing lender (in such capacity, the “Issuing Lender”) for such Lenders.

RECITALS

A. The Borrower is party to that certain Credit Agreement dated as of January 29, 2010, among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent, the Swing Line Lender, and the Issuing Lender (as heretofore amended and as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. The parties hereto wish to make certain amendments to the Credit Agreement, as provided herein and subject to the terms and conditions set forth herein.

THEREFORE, the Borrower, the Lenders, the Administrative Agent, the Swing Line Lender, and the Issuing Lender hereby agree as follows:

Section 1. Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2. Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation.” Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3. Amendments to Credit Agreement.

(a) Section 5.2 (Reporting) of the Credit Agreement is hereby amended by replacing clause (d) in its entirety with the following:

(d)

Monthly Financials; Asset Coverage Certificate; Liquidity. As soon as available and in any event within 30 days after the end of each calendar month (commencing with the calendar month of February, 2016 (other than as set forth in clause (iii) below)), the Borrower shall provide, or shall cause to be provided, to the Administrative Agent, (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such calendar month, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flow for such calendar month and for the portion of the Borrower’s fiscal year then ended (excluding (i) consolidating cash flow and (ii) in the case of Foreign Subsidiaries, consolidating statements of income or operations, shareholders’ equity and cash flow), setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year, all in reasonable detail acceptable to the Administrative Agent (and otherwise consistent with the scope and detail of the monthly financial statements historically prepared by the Borrower), such consolidated financial statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, and shareholders’ equity of the Borrower and its Subsidiaries, subject to customary quarterly close-out and year-end audit adjustments and the absence of footnotes, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries; (ii) a duly completed Asset Coverage Ratio Certificate as of the end of such calendar month signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower; and (iii) commencing with the calendar month of July, 2016, a Compliance Certificate with a calculation of the Borrower’s Liquidity as of the end of such calendar month.

(b) Section 6.15 (Minimum Tangible Net Worth) of the Credit Agreement is hereby amended by replacing it with the following:

Section	6.15 Minimum Tangible Net Worth; Liquidity.

(a)	Borrower shall not permit its Tangible Net Worth as of the end of each fiscal quarter (other than the fiscal quarters ending September 30, 2016, December 31, 2016 and March 31, 2017), to be less than an amount equal to (i) $370,000,000.00 plus (ii) an amount equal to 50% of the Borrower’s consolidated Net Income for each fiscal quarter ending on or after March 31, 2010 (if such consolidated Net Income in the applicable quarter is greater than $0) plus (iii) an amount equal to 100% of Equity Issuance Proceeds received by any Credit Party or any Subsidiary after the Effective Date.

(b)	Borrower shall not permit Liquidity as of the end of each calendar month, commencing with the month ending July 31, 2016, to be less than the amount set forth below with respect to such month:

Month	Minimum Liquidity
July 2016	$88,300,000
August 2016	$91,000,000
September 2016	$91,800,000
October 2016	$92,800,000
November 2016	$95,600,000
December 2016	$96,100,000
January 2017	$88,000,000
February 2017	$88,000,000
March 2017	$88,000,000

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(c) Section 6.18 (Asset Coverage Ratio) of the Credit Agreement is hereby amended by replacing the reference to “February, 2017” with a reference to “March, 2017”.

(d) Article IV (Negative Covenants) of the Credit Agreement is hereby amended by adding the following new Section 6.20 to the end thereof:

Section 6.20 Deposit Accounts. Commencing with March 11, 2016 (or such later date agreed to by the Administrative Agent in its sole discretion), the Borrower shall, and shall cause each of its Subsidiaries to maintain all deposit accounts in the United States with the Administrative Agent and deposit all proceeds of Receivables into one or more such deposit accounts and, if requested by the Administrative Agent, execute and deliver control agreements and such Security Documents in form and substance satisfactory to the Administrative Agent to grant and evidence a first lien, priority security interest in such accounts and funds held therein in favor of the Administrative Agent; provided that (a) no such control agreements shall be required for deposit accounts that are designated solely as accounts for, and are used solely for payroll funding, employee compensation or employee benefits, and (b) the foregoing requirements in this Section 6.20 shall not apply to (i) deposit accounts designated solely as accounts for, and are used solely for, petty cash in an amount not to exceed $150,000 in the aggregate at any time and (ii) deposit accounts maintained with financial institutions other than the Administrative Agent in an amount not to exceed $1,000,000 in the aggregate at any time.

(e) Exhibit B- Form of Compliance Certificate of the Credit Agreement is hereby replaced in its entirety with the Exhibit B – Form of Compliance Certificate attached hereto.

Section 4. Borrower Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Credit Documents, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) as of the Effective Date, (i) there are no Material Domestic Subsidiaries and (ii) no Non-Material Domestic Subsidiary is required to be a Guarantor pursuant to Section 5.6 of the Credit Agreement and (f) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement.

Section 5. Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received this Agreement executed and delivered by each of the Borrower, the Administrative Agent, the Swing Line Lender, the Issuing Lender, and the Majority Lenders;

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(b) The Administrative Agent shall have received a draft audited financial statements prepared by an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, and the Administrative Agent shall be satisfied that such accountant will deliver a clean opinion to accompany the final version of such financial statements and that such opinion would not be qualified or have exceptions; and

(c) The Borrower shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 10.1 of the Credit Agreement.

Section 6. Acknowledgments and Agreements.

(a) The Borrower acknowledges and agrees that Secured Obligations (as defined in the Credit Agreement, as amended hereby) are payable without defense, offset, counterclaim or recoupment.

(b) The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Credit Documents or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Credit Documents.

(c) Each of the Borrower, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(d) From and after the Effective Date, all references to the Credit Agreement and the Credit Documents shall mean such Credit Agreement and such Credit Documents as amended by this Agreement.

(e) This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 7. Reaffirmation of Liens. The Borrower (a) represents and warrants that it has no defenses to the enforcement of any Security Document to which it is a party, (b) reaffirms the terms of and its obligations (and the Liens granted by it) under each Security Document to which it is a party, and agrees that each such Security Document will continue in full force and effect to secure the Secured Obligations, as amended hereby and as the same may be further amended, supplemented, or otherwise modified from time to time, and such other amounts in accordance with the terms of such Security Document, and (c) acknowledges, represents, warrants and agrees that the liens and security interests granted by it pursuant to the Security Document are valid and subsisting and create a security interest to secure the Secured Obligations, as amended hereby.

Section 8. Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages,

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expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the later of (a) the Effective Date and (b) the date the Credit Parties execute and delivery its signature page hereto to the Administrative Agent (or its counsel), and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Credit Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 8 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Credit Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Credit Parties pursuant to this Section 8. In entering into this Agreement, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 8 shall survive the termination of this Agreement, the Credit Agreement and the other Credit Documents and payment in full of the Obligations.

Section 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 12. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 13. USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

Section 14. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[signature pages follow]

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EXECUTED effective as of the date first above written.

BORROWER:

CARBO CERAMICS INC.

By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer

Signature Page to Agreement and Amendment No. 6

ADMINISTRATIVE AGENT/LENDER

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, Swing Line Lender, Issuing Lenderand sole Lender

By:	/s/ David Maynard
David Maynard
Senior Vice President

Signature Page to Agreement and Amendment No. 6

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM                     , 20         TO                     , 20

This certificate dated as of                     ,                      is prepared pursuant to the Credit Agreement dated as of January 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CARBO Ceramics Inc., a Delaware corporation (“Borrower”), the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”), as issuing lender and as swing line lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned certifies that:

(a) all of the representations and warranties made by any one or more of the Credit Parties in the Credit Agreement and the Guaranties to which such Credit Parties are party are true and correct in all material respects as if made on this date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

(b) attached hereto in Schedule A is a detailed spreadsheet reflecting the covenant calculations, as of the date and for the periods covered by this certificate, the Borrower’s consolidated Debt, EBITDA, Interest Expense, Net Worth, Fixed Charges, Capital Expenditures and Liquidity; provided, however, that only the calculation for Liquidity will be required for Compliance Certificates delivered for any month end that is not also a fiscal quarter end;

[(c) that no Default or Event of Default has occurred or is continuing as of the date hereof; and]

[(c) the following Default[s] or Event[s] of Default exist[s] as of the date hereof, if any, and the actions set forth below are being taken to remedy such circumstances:

                                                 ; and]

(d) that as of the date hereof for the periods set forth below the following statements, amounts, and calculations included herein and in Schedule A, were true and correct in all material respects:

I. Section 6.15(a) Minimum Tangible Net Worth.1 :

(a)	Borrower’s consolidated Tangible Net Worth =	$

(b)	$370,000,000 =	$

(c)	50% of the sum of Borrower’s consolidated Net Income for each fiscal quarter ending on or after March 31, 2009 in which such consolidated Net Income was greater than $0 =	$

[1]	Calculated as of each fiscal quarter end (other than the fiscal quarters ending September 30, 2016, December 31, 2016 and March 31, 2017).

Exhibit B – Form of Compliance Certificate

(d)	100% of Equity Issuance Proceeds received by any Credit Party or any Subsidiary after the Effective Date =	$

	Minimum Tangible Net Worth =	(a) ≥ [(b) + (c) + (d)]

	Compliance	Yes No

II. Section 6.15(b) Liquidity.2 :

(a)	Aggregate Commitments in effect	$

(b)	Outstandings	$

(c)	Unrestricted Cash	$

	Liquidity = [(a) - (b)] + (c)	$

Minimum Liquidity

$[88,300,000][3][91,000,000][4][91,800,000][5][92,800,000] [6][95,600,000][7][96,100,000][8][88,000,000][9]

	Compliance	Yes No

III. Section 6.16 Leverage Ratio.10 :

(a)	All consolidated Debt[11] of the Borrower as of the last day of such fiscal quarter	$

(b)	Borrower’s consolidated EBITDA[12]

	(i) + [(ii) + (iii) + iv][13] =	$

	(i) consolidated Net Income	$

	(ii) Interest Expense	$

[2]	Calculated as of the end of each calendar month, commencing with the month ending July 31, 2016.
[3]	Use for calendar month ending July 31, 2016.
[4]	Use for calendar month ending August 31, 2016.
[5]	Use for calendar month ending September 30, 2016.
[6]	Use for calendar month ending October 31, 2016
[7]	Use for calendar month ending November 30, 2016.
[8]	Use for calendar month ending December 31, 2016.
[9]	Use for calendar months ending January 31, 2017, February 28, 2017 and March 31, 2017.
[10]	Calculated as of each fiscal quarter end, for the four-fiscal quarter period then ended, commencing with the quarter ending March 31, 2017.
[11]	In accordance with the Credit Agreement, Debt for purposes of this calculation does not include obligations under Hedging Arrangements.
[12]	In accordance with the Credit Agreement, EBITDA shall be subject to pro forma adjustments for Acquisitions and Nonordinary Course Asset Sales assuming that such transactions had occurred on the first day of the determination period.
[13]	Items (ii) – (iv) shall be included to the extent deducted in determining consolidated Net Income.

Exhibit B – Form of Compliance Certificate

(iii) income taxes	$

(iv) depreciation, amortization, & other add-backs	$

Leverage Ratio = (a) divided by (b)

Maximum Leverage Ratio	2.50 to 1.00

Compliance	Yes No

IV. Section 6.17 Fixed Charge Coverage Ratio.14:

(a)	Borrower’s consolidated adjusted EBITDA[15]=

	(i) – (ii) – (iii) =	$

	(i) consolidated EBITDA (see II.(b) above)	$

	(ii) cash taxes paid or required to be paid	$

	(iii) Maintenance Capital Expenditures paid or required to be paid	$

(b)	Borrower’s Fixed Charges [16] =

	(i) + (ii) + (iii) =	$

	(i) Interest Expense	$

	(ii) current portion of long term Debt[17]	$

	(iii) Restricted Payments	$

Fixed Charge Coverage Ratio = (a) divided by (b) =

	Minimum Fixed Charge Coverage Ratio	1.50 to 1.00

	Compliance	Yes No

V. Section 6.19 – Capital Expenditures.18

(a)	Capital Expenditures	$

(b)	Maximum Capital Expenditure Amount	$65,000,000.00

[14]	Calculated as of each fiscal quarter end, commencing with the quarter ending March 31, 2017.
[15]	For purposes of this calculation, Adjusted EBITDA shall be calculated for the four-fiscal quarter period then ended.
[16]	For purposes of this calculation, Fixed Charges shall be calculated for the four-fiscal quarter period then ended.
[17]	For purposes of this calculation, long term Debt shall include the current portion of Capital Leases, as of the four fiscal quarter period then ended, but excluding the scheduled principal payment of the Revolving Loan due on the Maturity Date. Furthermore, Debt for purposes of this calculation does not include obligations under Hedging Arrangements.
[18]	Calculated as of each fiscal year ending December 31, 2015 and December 31, 2016, for the fiscal year then ended.

Exhibit B – Form of Compliance Certificate

	Capital Expenditure covenant:		(a) ≤ (b)[19]

(c)	Aggregate Commitments in effect	$

(d)	Outstandings	$

(e)	Unrestricted Cash	$

	Liquidity:		[(c)-(d)] + e20

	Compliance		Yes No

VI. Section 5.6 – Material Domestic Subsidiaries.

(a)	Non-Material Domestic Subsidiaries’ collective operating income[21]	$

(b)	Borrower’s consolidated operating income[10]	$

Operating income test = (a) divided by (b)%

(c)	Non-Material Domestic Subsidiaries collective book value of total assets	$

(d)	Borrower’s consolidated book value of total assets	$

Total book value test = (c) divided by (d)%

	Is either (a) divided by (b) or (c) divided by (d) equal to or greater than 10%		Yes No

If the answer to the above question is yes, attached hereto in Annex A is a list of Non-Material Domestic Subsidiaries that will need to execute and deliver to the Administrative Agent a joinder to the Guaranty or otherwise deliver a Guaranty, in any event, in form and substance satisfactory to the Administrative Agent, in order to comply with Section 5.6 of the Credit Agreement.

If the answer to the above question is no, the Borrower may attach hereto as Annex B, a list of Non-Material Domestic Subsidiaries that the Borrower requests to be released from their respective guaranty obligations and a detailed calculation of compliance with the requirements of Section 5.6 of the Credit Agreement after giving effect to each such release.

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                         ,                         .

CARBO CERAMICS INC.

Name:
Title:

[19]	Additionally, Liquidity must be greater than or equal to $15,000,000 before and after giving effect to each Capital Expenditure.
[20]	As to each Capital Expenditure, both before and after giving effect to such Capital Expenditure.
[21]	Calculated as of each fiscal quarter end, for the four-fiscal quarter period then ended.

Exhibit B – Form of Compliance Certificate